                                                               EXHIBIT 10.11



                             TAX SHARING AGREEMENT

         THIS TAX SHARING AGREEMENT ("Agreement") is entered into as of the 25th day of September, 1992, among TCH Corporation, a Delaware corporation, and its direct and indirect corporate subsidiaries listed on the signature pages (hereinafter the "Subsidiaries" and individually a "Subsidiary") with respect to the following facts:

         A. Parent is the common parent of an affiliated group of corporations within the meaning of section 1504(a) of the Code (the "Parent Consolidated Group"), which files a federal consolidated income tax return;

         B. The Subsidiaries and their successors are includible corporations, within the meaning of section 1504(b) of the Code, in the Parent Consolidated Group;

         C. The Subsidiaries and Parent wish to provide the basis on which they are to compute and pay amounts reflecting their federal and state income and franchise tax liability, and to agree upon the procedures to be followed in connection with the filing and audit of their consolidated federal income tax returns and their state combined and consolidated corporation income and franchise tax returns.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1.      (a)      Definitions

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor federal tax code or statute, and any reference to any statutory provision shall be deemed when appropriate to be a reference to any successor provision or provisions.

                 "Consolidated Return" shall mean a consolidated federal income tax return for an affiliated group of corporations filed pursuant to section 1501 of the Code.

                 "Filed Separate Tax Liability," with respect to a taxable year, shall be determined in accordance with Section 5 so as to cause such liability to reflect properly the elections made and the items reported in the consolidated federal income tax return of the Parent Consolidated Group for such taxable year, as amended pursuant to Section 5(f)(iii).

                 "Hypothetical Basis." Whenever, in this Agreement, a computation is to be made on a Hypothetical Basis, it shall be made on a pro forma basis, as if the Subsidiary filed a separate federal income tax return for each Subsidiary Taxable Period.

                 "IRS" shall mean the Internal Revenue Service.

                 "Parent" means (i) TCH Corporation, a Delaware corporation,
(ii) any successor common parent corporation described in Treas. Reg. Section 1.1502-75(d)(2)(i) or (ii), or (iii) any corporation as to which TCH Corporation (or a successor corporation described in clause (ii)) is the "predecessor" within the meaning of Treas. Reg. Section 1.1502-1(f)(1), if such corporation acquires Parent (or a successor corporation described in clause (ii)) in a "reverse acquisition" within the meaning of Treas. Reg.
Section 1.1502-75(d)(3) or in any other transaction which results in the Parent Consolidated Group remaining in existence.

                 "Parent Consolidated Return" shall mean a Consolidated Return for which Parent or any successor within the meaning of Treasury Regulation section 1.1502-75 is the common parent.

                 "Parent Taxable Period" shall mean any taxable year of the Parent Consolidated Group within the meaning of section 441(b) of the Code.

                 "Separate Tax Benefit" of a Subsidiary shall mean the amount by which the Tax liability shown on the Parent Consolidated Return was reduced as a result of a tax credit or of a Separate Taxable Loss or the carryforward or carryback of a Separate Taxable Loss attributable to such Subsidiary from any Subsidiary Taxable Period. The amount of reduction of Tax liability on a Parent Consolidated Return attributable to a Subsidiary shall be computed by calculating the difference between (i) the Tax liability of the Parent Consolidated Group computed as a flat tax at the highest marginal rate for each taxing system provided under the Code and (ii) the Tax liability of the Parent Consolidated Group excluding the items of income, deduction, loss and credit attributable to the Subsidiary in question computed as a flat tax at the highest marginal rate for each taxing system provided under the Code. The ordering and allocation of the use of credits, net operating losses and capital losses of Subsidiaries will be determined under the Code, the regulations thereunder and the generally accepted procedures of tax accounting. Notwithstanding the foregoing, the computation provided in clause (ii) above will be made based only on the items included for purposes of making the computation provided in clause (i) above; no additional losses or credits of other Subsidiaries are to be considered in making the computation provided in clause (ii).

                 "Separate Tax Liability" of a Subsidiary shall mean an amount equal to any Tax computed as a flat tax at the highest marginal rate, without exemptions, under each respective Tax provision (including, without limitation, that imposed under Sections 11, 55 and 1201(a) of the Code) with respect to the Separate Taxable Income of such Subsidiary, reduced by current credits, if any, against Tax, allowable in respect of such Separate Taxable Income, without giving effect to any otherwise allowable carryover or carryback of a Separate Taxable Loss or credits from any other taxable year of such Subsidiary, all as computed on a Hypothetical Basis.

                 "Separate Taxable Income" of a Subsidiary shall mean the amount of taxable income of the Subsidiary for any period for which the Subsidiary has positive taxable income

(including, but not limited to, alternative minimum taxable income), computed on a Hypothetical Basis pursuant to the method of federal income tax accounting employed by each such Subsidiary.

                 "Separate Taxable Loss" of the Subsidiary shall mean the amount of any net operating loss or net capital loss of the Subsidiary for any period pursuant to section 172 and section 1211 of the Code, respectively, computed using the principles applicable to a determination of Separate Taxable Income.

                 "Subsidiary Adjustment" means, with respect to any taxable year, (i) the Separate Tax Liability of such Subsidiary for such year calculated based upon the theories and assumptions used to compute the amount of a Tax Payment, less (ii) the Filed Separate Tax Liability of such Subsidiary.

                 "Subsidiary Notification Period" is defined in Section 5(d).

                 "Subsidiary Tax Issue" shall mean any proposed deficiency or other adjustment relating to the Subsidiary which arises during an audit of any Parent Taxable Period which would affect the liability of the Subsidiary or of Parent under this Agreement.

                 "Subsidiary Taxable Period" shall mean any taxable year of a Subsidiary during which such Subsidiary was or is a member of the Parent Consolidated Group.

                 "Tax" shall mean the federal or state (as required by the context) tax liability of the applicable corporation or corporations, imposed on or computed by reference to income, including any interest thereon, any additions to tax, and assessable penalties charged with respect thereto.

                 "Tax Payment" means the payment or refund of any Tax by or to Parent or a Subsidiary with respect to any item adjusted by a Taxing Authority.

                 "Taxing Authority" is any governmental authority that imposes a Tax.

                 Any capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Code.

         2.      Separate Tax Payments

                 (a) After the date of this Agreement, whenever a Parent Consolidated Return is filed which includes a Subsidiary for all or any portion of the Parent Taxable Period, such Subsidiary shall pay to Parent, at the times provided in Sections 6(a), (b) and (c) of this

Agreement an amount equal to the Separate Tax Liability, if any, of the Subsidiary, for each Subsidiary Taxable Period which terminates prior to or at the close of the Parent Taxable Period.

                 (b) After the date of this Agreement, whenever a Parent Consolidated Return is filed which includes a Subsidiary for all or any portion of the Parent Taxable Period, Parent shall pay to such Subsidiary, at the time provided in Section 6(c) of this Agreement an amount equal to the Separate Tax Benefit, if any, of the Subsidiary, for each Subsidiary Taxable Period which terminates prior to or at the close of the Parent Taxable Period; provided, however, that if such Separate Tax Benefit results from a carryback of a tax attribute of a Subsidiary which arose in a taxable period in which the Subsidiary was not a member of the Parent Consolidated Group, this Section 2(b) shall not apply and the provisions of Section 3 shall govern.

         3.      Carrybacks

                 (a) If a Subsidiary generates a Separate Taxable Loss during a taxable year of such Subsidiary in which such Subsidiary is a member of the Parent Consolidated Group which is carried back to a Parent Consolidated Return and such carryback results in a refund to Parent of Taxes (the "Tax Refund"), Parent shall pay to such Subsidiary the amount of any such Tax Refund within 10 days of the receipt of such refund by Parent or notice from the IRS that such Tax Refund has been applied to other Tax liabilities of Parent.

                 (b) If a Subsidiary ceases to be a member of the Parent Consolidated Group and, for any taxable year beginning on or after the date on which such Subsidiary ceased to be a member of the Parent Consolidated Group, such Subsidiary (or a successor to such Subsidiary) incurs a net operating loss that may be carried back to a Parent Taxable Period in which such Subsidiary was a member of the Parent Consolidated Group, such Subsidiary (or its successor) shall make an election pursuant to section 172(b)(3) of the Code.

                 (c) If a Subsidiary ceases to be a member of the Parent Consolidated Group and, for any taxable year beginning on or after the date on which such Subsidiary ceased to be a member of the Parent Consolidated Group, such Subsidiary (or a successor to such Subsidiary) incurs a net capital loss, business credit, or foreign tax credit (each a "Carryback Item") that may be carried back to a Parent Consolidated Return, such Subsidiary (or such successor to such Subsidiary) may file a refund claim pursuant to Code section 6411 reflecting such Carryback Item. In the event that such Subsidiary (or such successor to such Subsidiary) shall not elect to file such a claim (or shall not be eligible to file such claim under applicable law), Parent shall, at the request and expense of such Subsidiary (or such successor to such Subsidiary), file amended returns or refund claims reflecting such Carryback Item. Such Subsidiary will be compensated for the use of such Carryback Item as follows:

                          (i) Parent shall, within 10 days after receipt, pay to such Subsidiary (or such successor to such Subsidiary) any refunds received by Parent resulting from the filing of a refund claim with respect to such Subsidiary's Carryback Item pursuant to the foregoing provisions of this Section 3(c) (whether by such Subsidiary, its successor or Parent), together with interest received with respect thereto. In the event that Parent would have received a refund (including interest) with respect to such claim had such refund not been offset by the United States Government against deficiencies, interest or penalties assessed against the Parent Consolidated Group or any member thereof (other than deficiencies, interest or penalties attributable to (A) the operations of such Subsidiary and with respect to which such Subsidiary would otherwise be responsible under the terms of this Agreement or (B) a taxable year of the Parent Consolidated Group for which the statute of limitations has expired), Parent shall pay to such Subsidiary (or such successor to such Subsidiary), within 10 days after receipt of notice of such offset, an amount equal to the amount of such offset, together with interest determined as provided in paragraph (iv) below on such amount.

                          (ii)  Notwithstanding the foregoing, if such
                 Subsidiary generates a Carryback Item in the same year as a member of the Parent Consolidated Group generates an equivalent Carryback Item, such Subsidiary will only be compensated for the use of its Carryback Item as if such Subsidiary's Carryback Item were utilized after the equivalent Carryback Items of members of the Parent Consolidated Group were utilized. Thus, such Subsidiary will only be compensated currently for the use of a Carryback Item to the extent that the amount of equivalent Carryback Items used exceeds the amount of such equivalent Carryback Items generated by members of the Parent Consolidated Group. The excess Carryback Items of such Subsidiary that were actually used will be compensated for to such Subsidiary at (and only at) the following times:
                 (A) if such Subsidiary was currently compensated for any portion of the Carryback Item, at the time when the carryforward of equivalent Carryback Items generated in the same year by the members of the Parent Consolidated Group are utilized, or (B) if such Subsidiary was not currently compensated for any portion of the Carryback Item actually used in the Parent Consolidated Return, at the time when the carryforward of equivalent Carryback Items generated in the same year by the members of the Parent Consolidated Group are utilized, but only after an amount of carryforward of equivalent Carryback Items equal to the difference between the total amount of such carryforwards and the amount of Carryback Items generated by such Subsidiary which were actually used in the Parent Consolidated return have been utilized and then only to the extent that the remaining carryforwards are utilized. For purposes of this clause (ii), a carryforward of equivalent Carryback Items generated in the same year by the members of the Parent Consolidated Group shall be deemed to be utilized to the extent and at the time that any portion of such carryforward is allocated to a member of the Parent Consolidated Group and such member leaves the Parent Consolidated Group.

                          (iii) To the extent that a member of the Parent Group or such Subsidiary receives a double benefit (in actual, as opposed to potential, tax savings) as a result of this
                 Section 3(c) and the operation of the Code, Parent or such Subsidiary, respectively, will compensate such Subsidiary or Parent, respectively, for the duplication of the benefit.

                          (iv) Interest payable to such Subsidiary pursuant to the foregoing provisions of this Section 3(c) shall be computed at the rate determined under the provisions of sections 6621(a)(1) and 6622 of the Code (the "Section 3 Rate") for the period commencing with the filing date specified in section 6611(f) of the Code and ending on the date of the payment by Parent to such Subsidiary.

                          (v) If, for any taxable year, Parent is required to and does make a repayment to the Internal Revenue Service of any portion of a refund described herein, then, such Subsidiary shall pay to Parent, within 10 days following the date Parent notifies such Subsidiary of such repayment, the amount of such repayment plus interest at the Section 3 Rate for the period commencing with the filing date specified in section 6611(f) of the Code and ending on the date of payment by such Subsidiary to Parent.


         4.      Indemnity by Parent

                 Parent hereby agrees to indemnify and hold each Subsidiary harmless with respect to:

                 (a) any liability for Taxes attributable to any Subsidiary Taxable Period for which such Subsidiary has paid Parent its Separate Tax Liability, if any, in accordance with this Agreement (including any recomputations in accordance with Section 5(c) hereof); and

                 (b) any liability for Taxes of the Parent Consolidated Group for a Parent Taxable Period where such liability arises solely by reason of any Subsidiary being severally liable for any Taxes of the Parent Consolidated Group pursuant to Treas. Reg. Section 1.1502-6.

                 Payment pursuant to the indemnity in this Section 4 shall be made within the time provided in Section 6(d).

         5.      Procedural Matters

                 (a) Parent shall prepare and file Consolidated Returns and any other returns, ruling or similar requests, documents or statements ("Returns") required to be filed with the IRS with respect to the determination of the Tax liability of the Parent Consolidated Group for all Parent Taxable Periods. Parent shall have the sole right, in its reasonable discretion: (i) to determine (A) the manner in which such Returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported; provided, however, that Parent shall consider in good faith any treatment proposed by any Subsidiary and (B) the elections that will be made pursuant to the Code on behalf of any member of the Parent Consolidated Group; (ii) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any such Returns at any stage in the Tax controversy process, including without limitation an audit, a protest to the Appeals Division of the IRS (or similar state appellate authority), and litigation in Tax Court or any other court of competent jurisdiction; (iii) to file, prosecute, compromise or settle any claim for refund; and (iv) to determine whether any refunds to which the Parent Consolidated Group may be entitled shall be paid by way of refund or credited against the tax liability of the Parent Consolidated Group.

                 (b) On or before the fifteenth day of the second month following the close of each taxable year, each Subsidiary shall deliver to Parent all information (including, without limitation, schedules, statements and supporting documentation) as Parent may reasonably request from time to time, with respect to such Subsidiary, for the preparation of the tax return of the Parent Consolidated Group for the preceding taxable year and thereafter update such information as more definitive information becomes available. All information provided by each Subsidiary pursuant to this paragraph shall correctly reflect the facts regarding the income, properties, operations and status of such Subsidiary and shall be prepared applying elections and methods of accounting that are consistent with those made or used by the Parent Consolidated Group. If a Subsidiary fails to deliver the requested information by the above-specified date, Parent shall have the right, but not the obligation, to send its own personnel, at the Subsidiary's expense, to such Subsidiary to collect the requested information. If Parent should exercise such right, it shall not be considered to have waived any of its rights pursuant to this Agreement and shall be entitled to exercise all of its rights as if it had not so acted.

                 (c) Parent may review all work papers and procedures used by Subsidiaries to prepare the information submitted pursuant to paragraph (b) above, and may adjust any item so submitted (i) to reflect correctly the facts regarding the income, properties, operations or status of any entity for which information was required to be submitted, or (ii) so as to cause such information to reflect properly elections or methods of accounting or consolidation adjustments in a manner consistent with those made or used by the Parent Consolidated Group. Parent shall prepare the consolidated federal income tax returns for the Parent Consolidated Group. Parent shall then compute the Separate Tax Liability for each Subsidiary. Parent shall notify each

Subsidiary in writing of the amount of such Subsidiary's Separate Tax Liability and any adjustments it has made to the information provided by such Subsidiary within 120 days of the later of (i) the last date upon which such Subsidiary may deliver such information under paragraph (b) above or (ii) the date on which such Subsidiary actually delivered such information. Such notification shall include an explanation of the basis for any such adjustments and a copy of the calculations of the Separate Tax Liability of such Subsidiary. Upon request by a Subsidiary, Parent shall provide a copy of the portions of the consolidated federal income tax return of the Parent Consolidated Group relevant to such Subsidiary.

                 (d) In the event that a Subsidiary shall disagree with the arithmetic calculation of any adjustment or its Separate Tax Liability made under paragraph (c) or the factual basis of any adjustment made pursuant to clause (i) of paragraph (c) above, such Subsidiary shall so notify Parent in writing within 30 days following the receipt of such notification from Parent described in paragraph (c) above (the "Subsidiary Notification Period"). Such notification shall state the amount of adjustment or calculation with which such Subsidiary disagrees and the basis for such disagreement. If such disagreement is not resolved by Parent and such Subsidiary within 90 days, such disagreement shall be resolved in accordance with the procedures set forth in
Section 8. The Separate Tax Liability of such Subsidiary shall be adjusted (if at all) pursuant to the agreement of the parties or the procedures set forth in
Section 8, as the case may be, and, after adjustment, shall be the Filed Separate Tax Liability of such Subsidiary. If a Subsidiary does not so notify Parent within the Subsidiary Notification Period of any disagreement with the calculations or adjustments made pursuant to paragraph (c), the amount of such Subsidiary's Separate Tax Liability so calculated by Parent shall be the Filed Separate Tax Liability of such Subsidiary.

                 (e) Notwithstanding anything to the contrary contained in
Section 4 hereof, within 10 days of any agreement by Parent to make or receive a Tax Payment respecting an actual or asserted Federal Tax liability involving a Subsidiary Tax Issue resulting in a Subsidiary Adjustment, Parent shall notify the respective Subsidiary of the amount of such resulting Subsidiary Adjustment. If the Tax Payment results from a settlement with the Internal Revenue Service or a failure to appeal an adverse court decision and such Subsidiary does not agree with Parent's decision to settle or not to appeal, it shall notify Parent in writing within the Subsidiary Notification Period. Within 10 days of Parent's notice of the amount of the Subsidiary Adjustment, the respective Subsidiary may request in writing, copies of documents provided to and correspondence with the Internal Revenue Service relating to the taxable year or years to which such Tax Payment relates and reasonably related to the determination of such Tax Payment. If the respective Subsidiary makes such request, the Subsidiary Notification Period shall not begin until Parent provides the requested copies. Such notification shall also state the amount of the Subsidiary Adjustment with which it disagrees and the basis for such disagreement. If such disagreement is not resolved by the parties within 90 days, such disagreement shall be resolved and the amount of the Subsidiary Adjustment shall be determined in accordance with the procedures set forth in
Section 8.  If the Subsidiary Adjustment is
positive, the respective Subsidiary shall pay the amount of such adjustment to Parent. If the Subsidiary Adjustment is negative, Parent shall pay the amount of such adjustment to the respective Subsidiary. If such Subsidiary no longer exists at the time such payment is to be made, the appropriate payment shall be made by the entity succeeding to the assets of such former Subsidiary. This
Section 5(e) shall apply to all Subsidiaries and their successors at all times hereafter, regardless of whether such Subsidiaries remain members of the Parent Consolidated Group.

                 (f) (i) Parent shall notify a Subsidiary 30 days before filing an amended return on behalf of the Parent Consolidated Group that would result in an increase or decrease in the Separate Tax Liability of such Subsidiary for such period. Parent shall provide such Subsidiary a reasonable opportunity to comment on any items in such return that affect such Subsidiary. If such Subsidiary shall disagree with any aspect of the amended return affecting it, such Subsidiary shall so notify Parent in writing within 15 days of receipt of the notice from Parent. Such notice shall identify the items in the amended return affecting such Subsidiary with which it disagrees and shall state the basis for such disagreement. If such disagreement is not resolved by the respective parties within 90 days, such disagreement shall be resolved and the amount due to Parent or such Subsidiary, as the case may be, if any, shall be determined in accordance with the procedures set forth in Section 8. If such Subsidiary does not so notify Parent within the time period specified in this
Section 5(f)(i) of any disagreement with items in the amended return affecting such Subsidiary, such Subsidiary shall promptly pay to Parent the full amount of any increase, or Parent shall promptly (upon receipt of payment from the Internal Revenue Service) pay to such Subsidiary the full amount of any decrease, as the case may be, in the Separate Tax Liability of such Subsidiary (including any interest or penalties due thereon, if any) resulting from the filing of an amended return in the form last presented to Subsidiary by Parent. Nothing in this Section 5(f) shall be construed to prevent Parent from filing an amended return as it, in its sole discretion, deems appropriate.

                               (ii) If the filing of an amended return on
behalf of the Parent Consolidated Group would result in a decrease in the Separate Tax Liability of a Subsidiary, or if Parent has the opportunity to assert a claim for a refund of Federal Tax in any audit or other proceeding that would decrease Separate Tax Liability of a Subsidiary then, at the written request of such Subsidiary delivered reasonably in advance of the expiration of the applicable limitations period, Parent shall either (A) take action before the expiration of the applicable limitations period to claim such refund or file such amended return and shall pay to such Subsidiary the amount of any refund resulting from such decrease, plus any interest received by Parent attributable thereto within 30 days of such receipt or (B) elect not to file such an amended return or assert such a claim for a refund and pay to such Subsidiary the reasonable value, taking into account all relevant facts and circumstances, of such claim as agreed to by the parties. If Parent believes such reasonable value is less than the amount of the refund specified in the written request of such Subsidiary, it shall notify such Subsidiary in writing of such disagreement and state the value it believes to be reasonable within 30 days of receipt of the written request of such

Subsidiary. If such disagreement is not resolved by the parties within 90 days of Parent's notice, such disagreement shall be resolved and the amount due to such Subsidiary, if any, shall be determined in accordance with the procedures set forth in Section 8.

                               (iii) Any items in the amended returns filed
pursuant to paragraphs (i) and (ii) above that would affect the Separate Tax Liability of a Subsidiary shall be deemed to amend and be incorporated in the Filed Separate Tax Liability of such Subsidiary, except to the extent such Subsidiary has not made a full payment to Parent with respect to any such item. Any amount paid to a Subsidiary by Parent with respect to items for which Parent elected not to file an amended return shall only be deemed to reduce the Filed Separate Tax Liability of such Subsidiary to the extent that such items are later allowed by the Internal Revenue Service and would result in a reduction of the Separate Tax Liability of such Subsidiary.

                      (g) All elections made for a Subsidiary on a Hypothetical Basis only shall be made in the same manner as such elections are made on the Parent Consolidated Return. All computations of Separate Tax Liability shall be prepared by Parent and upon request submitted to the respective Subsidiary for review. In the event of any disagreement as to the method of, or principles followed in, the computation, or as to the amount of income, deduction, gain, loss or credit, the parties shall submit the dispute to the certified public accountants which have been retained by Parent to audit its financial statements, and the determination of such firm shall be conclusive and binding.

                      (h) Each Subsidiary hereby irrevocably designates Parent as its agent and attorney in fact (and shall execute any necessary powers of attorney) for the purpose of taking any and all actions necessary or incidental to the filing of federal income tax returns for any period during which such Subsidiary is or was a member of the Parent Consolidated Group. Parent shall keep each Subsidiary reasonably informed of, and shall reasonably consult with such Subsidiary with respect to, all actions to be taken on behalf of such Subsidiary. Parent and each Subsidiary will each furnish the other any and all information, execute any documents and do all other things which the other may reasonably request in order to carry out the provisions of this Agreement and to enable each party to properly prepare its respective tax returns. Each Subsidiary will retain all books, records, documentation or other information relating to any Parent Consolidated Return until the expiration of the applicable statute of limitations (giving effect to any extension, waiver, or mitigation thereof).

                      (i) Parent shall, to the extent such information is available, promptly notify the respective Subsidiary of any Subsidiary Tax Issue involving it, on request shall furnish such Subsidiary with a copy of any material concerning such issue, and on request shall advise and consult in good faith with such Subsidiary with respect to contest, compromise or settlement thereof. Nothing in this Section 5(i) shall be construed to limit the rights and authority of Parent provided in Section 5(a).

              6.      Timing of Payments

                      (a) Payments by Subsidiaries of their respective amounts of federal estimated taxes based upon the amount reasonably anticipated to be due for each period, computed pursuant to the principles set forth in this Agreement in respect of a Subsidiary Taxable Period, shall be made to Parent in immediately available funds no later than each date on which such Subsidiaries would be required to make a payment of Tax for such period on an estimated basis to the IRS if it were not includible in the Parent Consolidated Group tax return.

                      (b) By the fifteenth day of the third month following the close of each taxable year, each Subsidiary shall in good faith estimate the amount of its Separate Tax Liability for the preceding Subsidiary Taxable Period, and pay to Parent the amount, if any, by which such estimate exceeds the amounts paid to Parent with respect to such Subsidiary's Subsidiary Taxable Period pursuant to subsection (a) of this Section 6.

                      (c) Within thirty days after the filing of a Parent Consolidated Return which includes a Subsidiary, such Subsidiary shall pay to Parent the excess, if any, of the Filed Separate Tax Liability of such Subsidiary over amounts previously remitted with respect to such taxable year pursuant to subsections (a) and (b) of this Section 6, and Parent shall pay to a Subsidiary any excess of amounts previously received pursuant to subsections
(a) and (b) over the Filed Separate Tax Liability of such Subsidiary and any Separate Tax Benefit due such Subsidiary.

                      (d) Any payments required to be made by Parent to a Subsidiary pursuant to Section 4 of this Agreement shall be made within 10 days of the receipt by Parent of notice that a payment requiring indemnification under Section 4 has been made by such Subsidiary.

                      (e) When any payment required by this Agreement to be made from one party to the other has not been made by the expiration of 30 days from the date such payment hereunder is required, any unpaid amounts shall bear interest from the date such payment is required at LIBOR plus 1% compounded quarterly.

              7.      Combined or Consolidated State Tax Liability

                      (a) Each Subsidiary hereby agrees to pay Parent or the Subsidiary required to file a combined or consolidated state income or franchise tax return (the "State Tax Parent") an amount equal to the amount of any state Tax attributable to the Subsidiary includible in a combined or consolidated income or franchise tax return filed by the State Tax Parent (the "Subsidiary State Tax Liability"). For purposes of the preceding sentence, the Subsidiary State Tax Liability with respect to any combined or consolidated income or franchise tax return shall be the Separate Tax Liability of the Subsidiary (applying the provisions of the respective state income tax laws and regulations, but using the state apportionment factors determined for the combined or consolidated income or franchise tax return). The Subsidiaries and Parent hereby agree that the substance of all other provisions of this Agreement shall be reasonably applied in a similar manner in determining the amount and time of payment by the Subsidiaries to the State Tax Parent in respect of any state Tax and the amount of all other payments and reimbursements due hereunder to or by the Subsidiaries.

                      (b) In the event that a state, local or foreign Taxing Authority seeks to combine, under unitary tax principles or otherwise, the items of income and deductions of any members of the Parent Consolidated Group in a way different than such members have filed returns (a "Unitary Claim"), then, subject to the provisions of Section 5(a) and (i), Parent shall assume full responsibility for the audit, adjustment or other claim by such Taxing Authority. Upon making a Tax Payment with respect to a Unitary Claim, each Subsidiary shall be allocated liability equal to the amount of the Tax Payment less the amount that such Tax Payment would have been if such Subsidiary were not part of the combined or unitary group. If the Subsidiary's allocated liability, including interest and penalties, is less than the amount of income, franchise and business Tax it previously paid to such Taxing Authority for such period, Parent shall pay to such Subsidiary the difference within 10 days of making or receiving such Tax Payment. If the Subsidiary's allocated liability, including interest and penalties, is more than the amount of income and franchise tax it previously paid to such Taxing Authority for such period, such Subsidiary shall pay to Parent the difference within 10 days of Parent's notice of such Tax Payment and the amount of such Subsidiary's allocated liability, which notice shall be made within 10 days of such Tax Payment. Parent shall pay any deficiency of any Subsidiary ultimately determined to be due, together with interest and penalties, if any, attributable to such Unitary Claim. Any disagreement between the parties with respect to the amount of the Tax Payment or the allocation of the liability for such Tax Payment under this Section 7(b) shall be resolved under procedures similar to those described in Section 5(e).

              8.      Resolution of Certain Disputes.

                      (a) Scope and Timing. Disagreements between Parent, on the one hand, and any Subsidiary, on the other, with respect to amounts that Parent claims is owed by such Subsidiary, or that such Subsidiary claims is owed by Parent, under Sections 5(d), 5(e), 5(f) or 7(b) that are not resolved by mutual agreement shall be resolved by arbitration pursuant to this Section
8. Upon the expiration of the 90-day dispute resolution period specified in Sections 5(d), 5(e) and 5(f) until the time of a final resolution by the arbitrator, the time period for any payments pursuant to Sections 5(d), 5(e), 5(f) and 7(b) shall be tolled. Such tolling shall not affect the accrual of interest, and for purposes of Section 6, the due date of any payment shall be that provided in Sections 5(d), 5(e), 5(f) and 7(b).

                      (b) Selection of the Arbitrator. Any arbitrator selected pursuant to this Section 8(b) shall have at least five years of experience in the field of corporate taxation, shall be an attorney licensed to practice law in any state of the United States and shall not be or have been employed by or affiliated with either party. The parties shall first attempt to agree on a mutually satisfactory arbitrator. If the parties are unable to agree on a mutually satisfactory arbitrator within 15 days after expiration of the 90-day dispute resolution period specified in Sections 5(d), 5(e) and 5(f), each party shall select an arbitrator. The two arbitrators thus selected shall agree on and select a third arbitrator. If the two arbitrators cannot agree on such third arbitrator within 30 days, the parties shall each select a different arbitrator and renew the above procedure. The third arbitrator selected shall be the sole arbitrator for the dispute. Each party shall pay the arbitrator they selected for his time in selecting the third arbitrator. Such payment may be reimbursed as a cost pursuant to Section 14(a) below. When used hereinafter, the term "arbitrator" shall refer to this third arbitrator (or the arbitrator agreed to
by the parties, as the case may be) so selected.   If the arbitrator vacates
his position for whatever reason, a new arbitrator shall be selected using the above procedure.

                      (c) Arbitration Procedure.

                               (i) The arbitration shall be conducted in
                      accordance with the rules set forth in Exhibit A. The arbitration shall not be conducted under the auspices of the American Arbitration Association.

                               (ii) Each party within 30 days after engagement
                      of the arbitrator shall submit to the arbitrator a written statement of the party's position with respect to each issue in dispute (including the amount it asserts is owed by it or is due to it), which position shall be consistent with the notices exchanged pursuant to Sections 5(d), 5(e) or 5(f), as the case may be, together with copies of such notices. No such positions shall include claims for punitive damages.

                               (iii) The arbitrator shall base his decision
                      with respect to each issue in dispute on the following standards. In the case of a factual dispute between the parties, the arbitrator shall make a determination of the correct facts. In the case of a dispute regarding a legal issue or a settlement amount, the arbitrator shall consider the strength of Parent's and the respective Subsidiary's litigation positions (with respect to all issues raised by the Taxing Authority with whom the settlement was made in a Revenue Agent's Report or similar document) relative to the costs and risks of litigation. A written statement by Parent's accountants who are responsible for reviewing the Parent Consolidated Return that they cannot sign such return reporting a particular item in a particular way (even if disclosed as required by the relevant penalty provisions of the Code) shall carry substantial weight in the arbitrator's decision. With respect to each issue in dispute, the arbitrator's decision must fall within the range claimed by the parties. The arbitrator shall not include in his award any amount for punitive damages.

                               (iv) The arbitrator shall render a written
                      decision stating only the amount of such decision for each issue and the overall losing party (for purposes of responsibility for costs and fees under Section 14) as soon as practicable. The arbitrator shall also orally explain the bases of such decisions to both parties as soon as practicable. If and only if both parties request, the arbitrator shall state the bases of such decision in writing.

                               (v) The arbitrator's decision shall be final and
                      binding on the parties.

                      (d) Costs and Fees. The losing party, as determined by the arbitrator, shall be responsible for its costs and the costs of the prevailing party, including reasonable attorneys' and accountants' fees and the fees and expenses of the arbitrators (including the arbitrators used to pick the ultimate arbitrator), with respect to an arbitration pursuant to Section 8 of this Agreement.

              9.      Costs and Expenses.

                      (a) Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement regardless of the beneficiary of the items or services relating to such costs and expenses.

                      (b) In the event that either party brings any action or files any proceeding in connection with the enforcement of its rights under this Agreement or as a consequence of any breach by the other party of its obligations hereunder, other than a proceeding pursuant to Section 8 of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs of suit and reasonable attorneys' fees and expenses.

              10.     Termination and Survival.

                      Notwithstanding anything in this Agreement to the contrary and notwithstanding that from time to time one or more Subsidiaries may cease to be affiliated with Parent, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

              11.     Miscellaneous Provisions

                      (a) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of Parent and each Subsidiary.

                      (b) The provisions of this Agreement may be waived only if the waiver is in writing and signed by the party making the waiver. No delay or omission in exercising any right under this Agreement will operate as a waiver of the right on any further occasion. No waiver of any particular provision of the Agreement will be treated as a waiver of any other provision, and no waiver of any rights will be deemed a continuing waiver of the same right with respect to subsequent occurrences that give rise to it. All rights given by this Agreement are cumulative to other rights provided for in this Agreement and to any other rights available under applicable law.

                      (c) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of laws) from time to time obtaining.

                      (d) Throughout this Agreement, as the context may require, the singular tense and number includes the plural, and the plural tense and number includes the singular.

                      (e) The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

              12.     Notices

                      Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the business addresses (or at such other address as a party may specify by notice to the other) contained in the books and records of Parent. Failure to provide timely notice under any provision of this Agreement shall not constitute a breach of this Agreement unless the party to be notified demonstrates actual prejudice or damage (including, but not limited to, prejudice or damage under the operative provisions of this Agreement) as a result of such failure.

              13.     Confidentiality.

                      Each party shall hold and shall cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party, or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 13. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

              14.     Counterparts

                      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              15.     Assignments, Third Party Beneficiaries

                      This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to benefit any person, other than the parties hereto and such successors and assigns, and no such person shall be a third party beneficiary hereof.

              16.     Severability.

                      If any term, provision, condition or covenant of this Agreement, or the application thereof to any party or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this instrument, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              17.     New Subsidiaries

                      Any corporation formed or acquired by Parent or a Subsidiary, directly or indirectly, which would be treated as a member of the Parent Consolidated Group shall be a Subsidiary for purposes of this Agreement and shall be required to sign a consent in the form of Exhibit B, attached hereto. The direct parent of such new Subsidiary hereby agrees to require such new Subsidiary to sign such consent. Upon the signing of such consent, the parties to this Agreement hereby agree to be bound with respect to such new Subsidiary in the same manner as they are bound with respect to any other Subsidiary.

              18.     Fair Meaning.

                      This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against the drafter.

              19.     Obligations Under Tax Indemnity Agreement.

                      The parties acknowledge that there are certain ongoing obligations under that certain Tax Indemnity Agreement dated September 25, 1992, on the parties hereto that constitute the Thrifty Group as therein defined. Each of such parties agrees to perform its obligations as provided in that Tax Indemnity Agreement and to bear its share of any liabilities as may be allocable to such party.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


"PARENT"                               TCH CORPORATION
                                       a Delaware corporation


                                       _________________________
                                       By:
                                       Title:


"SUBSIDIARIES"                         THRIFTY HOLDINGS, INC.
                                       a California corporation

                                       _________________________
                                       By:
                                       Title:

                                       THRIFTY CORPORATION
                                       a California corporation


                                       _________________________
                                       By:
                                       Title:

                                       THRIFTY REALTY CORPORATION
                                       a California corporation


                                       _________________________
                                       By:
                                       Title:

                                       THRIFTY-WILSHIRE, INC.
                                       a California corporation


                                       _________________________
                                       By:
                                       Title:

                                       MICHIGAN SPORTING GOODS DISTRIBUTORS,
                                       INC.
                                       a Michigan corporation

                                       _________________________
                                       By:
                                       Title:

                                       BROWN'S SPORTING GOODS, INC.
                                       an Illnois corporation


                                       _________________________
                                       By:
                                       Title:

                                       GART SPORTS COMPANY
                                       a Delaware corporation


                                       _________________________
                                       By:
                                       Title:

                                       GART BROS. SPORTING GOODS COMPANY
                                       a Colorado corporation


                                       _________________________
                                       By:
                                       Title:

                                       COLORADO WHOLESALE SPORTING GOODS
                                       CO., INC.
                                       a Colorado corporation


                                       _________________________
                                       By:
                                       Title:

                                       SPORTS CASTLE TRAVEL, INC.
                                       a Colorado corporation


                                       _________________________
                                       By:
                                       Title:

                                       BI-MART CORPORATION
                                       a California corporation


                                       _________________________
                                       By:
                                       Title:

                                       BI-MART REALTY CORP.
                                       a Delaware corporation


                                       _________________________
                                       By:
                                       Title:

                                  EXHIBIT "A"

                          ARBITRATION PROCEDURAL RULES

              1.      Administrative Conference and Preliminary Hearing

                      (a) At the request of any party or at the discretion of the arbitrator, an administrative conference with the arbitrator and the parties and/or their representatives will be scheduled in appropriate cases to expedite the arbitration proceedings.

                      (b) In large or complex cases, at the request of any party or at the discretion of the arbitrator, a preliminary hearing with the parties and/or their representatives and the arbitrator may be scheduled by the arbitrator to clarify the issues to be resolved, to stipulate to uncontested facts, and to consider any other matters that will expedite the arbitration proceedings. Consistent with the expedited nature of arbitration, the arbitrator may, at the preliminary hearing, establish (i) the extent of and schedule for the production of relevant documents and other information, (ii) the identification of any witnesses to be called, and (iii) a schedule for further hearings to resolve the dispute.

              2.      Fixing of Locale

                      The arbitration shall be held at a locale in Los Angeles, California, unless the parties to the arbitration agree otherwise. The parties may mutually agree on the exact locale where the arbitration is to be held. If the parties cannot agree on the exact locale, the arbitrator shall have the power to determine the locale (as long as it is located in Los Angeles, California) and its decision shall be final and binding.

              3.      Date, Time, and Place of Hearing.

                      The arbitrator shall set the date, time and place for each hearing. The arbitrator shall mail to each party notice thereof at least ten days in advance, unless the parties by mutual agreement waive such notice or modify the terms thereof.

              4.      Postponements

                      The arbitrator for good cause shown may postpone any hearing upon the request of a party or upon the arbitrator's own initiative, and shall also grant such postponement when all of the parties agree thereto.

              5.      Oaths

                      Before proceeding with the first hearing, each arbitrator may take an oath of office and, if required by law, shall do so. The arbitrator may require witnesses to testify under oath administered by any duly qualified person and, if it is required by law or requested by any party, shall do so.

              6.      Order of Proceeding and Communication with Arbitrator

                      (a) A hearing shall be opened by the filing of the oath of the arbitrator, where required; and by the recording of the date, time, and place of the hearing, and the presence of the arbitrator, the parties, and their representatives, if any.

                      (b) The arbitrator may, at the beginning of the hearing, ask for statements clarifying the issues involved. In some cases, part or all of the above will have been accomplished at the preliminary hearing conducted by the arbitrator pursuant to Section 1.

                      (c) The complaining party shall then present evidence to support its claim. The defending party shall then present evidence supporting its defense. Witnesses for each party shall submit to questions or other examination. The arbitrator has the discretion to vary this procedure but shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.

                      (d) Exhibits, when offered by either party, may be received in evidence by the arbitrator. The names and addresses of all witnesses and a description of the exhibits in the order received shall be made a part of the record.

                      (e) There shall be no direct communication between the parties and a neutral arbitrator other than at oral hearing, unless the parties and the arbitrator agree in writing. Any other oral or written communication from a party to the neutral arbitrator shall be directed to the arbitrator selected by such party for transmittal to the neutral arbitrator.

              7.      Arbitration in the Absence of a Party or Representative

                      Unless the law provides to the contrary, the arbitration may proceed in the absence of any party or representative who, after due notice, fails to be present or fails to obtain a postponement ("absence in default"). An award shall not be made solely on the default of a party. The arbitrator shall require the party who is present to submit such evidence as the arbitrator may require for the making of an award.

              8.      Evidence

                      (a) The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the arbitrator may deem necessary to an understanding and determination of the dispute. An arbitrator or other person authorized by law to subpoena witnesses or documents may do so upon the request of any party or independently.

                      (b) The arbitrator shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence shall not be necessary. All evidence shall be taken in the presence of all of the arbitrators and all of the parties, except where any of the parties is absent in default or has waived the right to be present.

              9. Evidence by Affidavit and Post-hearing Filing of Documents or Other Evidence

                      (a) The arbitrator may receive and consider the evidence of witnesses by affidavit, but shall give it only such weight as the arbitrator deems it entitled to after consideration of any objection made to its admission.

                      (b) If the parties agree or the arbitrator directs that documents or other evidence be submitted to the arbitrator after the hearing, the documents or other evidence shall be filed with the arbitrator. All parties shall be afforded an opportunity to examine such documents or other evidence.

              10.     Inspection or Investigation

                      An arbitrator finding it necessary to make an inspection or investigation in connection with the arbitration shall so advise the parties. The arbitrator shall set the date and time and shall notify the parties. Any party who so desires may be present at such an inspection or investigation. In the event that one or all parties are not present at the inspection or investigation, the arbitrator shall make a verbal or written report to the parties and afford them an opportunity to comment.

              11.     Closing of Hearing

                      The arbitrator shall specifically inquire of all parties whether they have any further proof to offer or witnesses to be heard. Upon receiving negative replies or if satisfied that the record is complete, the arbitrator shall declare the hearing closed and a minute thereof shall be recorded. If briefs are to be filed, the hearing shall be declared closed as of the final date set by the arbitrator for the receipt of briefs. If documents are to be filed as provided in Section 9 and the date set for their receipt is later than that set for the receipt of briefs, the later date shall be the date of closing the hearing. The time limit within which the arbitrator is required to make the award shall commence to run, in the absence of other agreements by the parties, upon the closing of the hearing.

              12.     Reopening of Hearing

                      The hearing may be reopened on the arbitrator's initiative, or upon application of a party, at any time before the award is made. If reopening the hearing would prevent the making of the award within the specific time agreed on by the parties in the contract(s) out of which the controversy has arisen, the matter may not be reopened unless the parties agree on an extension of time. When no specific date is fixed in the contract, the arbitrator may reopen the hearing and shall have thirty days from the closing of the reopened hearing within which to make an award.

              13.     Waiver of Oral Hearing

                      The parties may provide, by written agreement, for the waiver of oral hearings in any case.

              14.     Waiver of Rules

                      Any party who proceeds with the arbitration after knowledge that any provision or requirement of these rules has not been complied with and who fails to state an objection thereto in writing shall be deemed to have waived the right to object.

              15.     Extensions of Time

                      The parties may modify any period of time by mutual agreement. The arbitrator may for good cause extend any period of time established by these rules, except the time for making the award. The arbitrator shall notify the parties of any extension.

              16.     Serving of Notice.

                      Each party shall be deemed to have consented that any papers, notices, or process necessary or proper for the initiation or continuation of an arbitration under these rules; for any court action in connection therewith; or for the entry of judgment on any award made under thee rules may be served on a party by mail addressed to the party or its representative at the last known address or by personal service, in or outside the state where the arbitration is to be held, provided that reasonable opportunity to be heard with regard thereto has been granted to the party.

              17.     Time of Award

                      The award shall be made promptly by the arbitrator and, unless otherwise agreed by the parties in writing or specified by law, no later than thirty days from the date of closing the hearing, or, if oral hearings have been waived, from the date of the arbitrator's transmittal of the final statements and proofs to the arbitrator.

              18.     Award upon Settlement

                      If the parties settle their dispute during the course of the arbitration, the arbitrator may set forth the terms of the agreed settlement in an award. Such an award is referred to a consent award.

              19.     Delivery of Award to Parties

                      Parties shall accept as legal delivery of the award the placing of the award or a true copy thereof in the mail addressed to a party or its representative at the last known address, personal service of the award, or the filing of the award in any other manner that is permitted by law.

              20.     Applications to Court and Exclusion of Liability

                      (a) No judicial proceeding by a party relating to the subject matter of the arbitration shall be deemed a waiver of the party's right to arbitrate.

                      (b) Parties to these rules shall be deemed to have consented that judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

              21.     Interpretation and Application of Rules

                      The arbitrator shall interpret and apply these rules insofar as they relate to the arbitrator's powers and duties. When there is more than one arbitrator and a difference arises among them concerning the meaning or application of these rules, it shall be decided by a majority vote.

                                   EXHIBIT B

                           CONSENT OF NEW SUBSIDIARY


              The undersigned hereby agrees to be bound as a Subsidiary by the attached Tax Sharing Agreement, originally dated as of September 25, 1992. By signing this Consent, the undersigned will have all rights and obligations of a Subsidiary under said Tax Sharing Agreement.


                                       [NAME OF CORPORATION],
                                       a [state] corporation

                                       _______________________
                                       By:
                                       Title: